LIMITED POWER OF ATTORNEY FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned hereby

constitutes and appoints each of James J. Drake, Amy A. Campbell and

Michael D. Thompson, or any of them acting singly and with

full power of substitution, the undersigned's true and

lawful attorney-in-fact to:

1.
execute for and on behalf of the undersigned, in the

undersigned's capacity as an officer or director or both of

Midera Food Processing, Inc. (the "Company"), Forms 3, 4 and 5

(and anyamendments thereto) in accordance with Section 16(a) of the

Securities Exchange Act of 1934, as amended (the "Exchange Act"),

and the rules thereunder;

2.
do and perform any and all acts for and on behalf of the

undersigned which may be necessary or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any

amendments thereto, and timely file such form with the U.S.

Securities and Exchange Commission (the "SEC") and any securities exchange or similar authority, including without limitation the filing of a Form ID or any other documents necessary or

appropriate to enable the undersigned to file the Forms 3, 4 and 5 electronically with the SEC; and

3.
take any other action in connection with the foregoing which,

in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by or for, the

undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Limited Power of Attorney shall be in such form and shall contain such information and disclosure as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each such attorney-in-fact

full power and authority to do and perform any and every act and thing whatsoever required, necessary or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or

revocation, hereby ratifying and confirming all that such

attorney-in-fact, or such attorney-in-fact's substitute or

substitutes, shall lawfully do or cause to be done by virtue of this Limited Power of Attorney and the rights and powers herein granted.

The undersigned acknowledges that the foregoing attorneys-

in-fact, in serving in such capacity at the request and on the behalf of the undersigned, are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with, or any liability for the failure to comply with, any

provision of Section 16 of the Exchange Act.

This Limited Power of Attorney shall remain in full force

and effect until the undersigned is no longer required to file

Forms 3, 4 or 5 with respect to the undersigned's holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to each of the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has executed this

Limited Power of Attorney as of this 5th day of June, 2026.

Signed and acknowledged:

/s/ Mark M. Salman

Signature

Mark M. Salman

Printed Name